Exhibit 10.36

Second Amendment

To

The Global Marine Benefit Equalization Retirement Trust

To Be Renamed

GlobalSantaFe Pension Equalization Plan Trust

THIS AGREEMENT is made and entered into effective as of January 1, 2004, by and between GLOBALSANTAFE CORPORATE SERVICES INC. (formerly named Global Marine Corporate Services Inc.) (the “Company”) and SEI TRUST COMPANY, a Pennsylvania trust company having its principal place of business in Oaks, Pennsylvania (the “Trustee”).

WITNESSETH:

WHEREAS, by that certain instrument dated effective as of January 1, 1990, by and between the Company and Texas Commerce Bank, N.A., a national banking association, the Company established the Global Marine Benefit Equalization Retirement Trust (together with any amendments thereafter, the “Trust”) for the purpose of holding the assets accumulated under the Global Marine Benefit Equalization Retirement Plan, as adopted effective as of January 1, 1990, and as thereafter amended (said plan, together with any amendments thereto hereinafter referred to as the “Plan”), and to provide for the investment and administration of such assets; and

WHEREAS, by the First Amendment and Appointment of Successor Trustee under the Global Marine Benefit Equalization Retirement Trust, entered into as of June 1, 1999 (the “First Amendment”), the Trustee was appointed as the successor trustee to the Trust; and

WHEREAS, the Company’s parent, Global Marine Inc. merged with and into a subsidiary of Santa Fe International Corporation (“SFIC”) in November 2001, with SFIC being renamed GlobalSantaFe Corporation (“GlobalSantaFe”); and

WHEREAS, in conjunction with the merger, pursuant to Section 7.14(c) of the Agreement and Plan of Merger, dated as of August 31, 2001, among the GlobalSantaFe Corporation, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc. (the “Merger Agreement”) authorized the prompt integration of the parties’ compensation and benefit plans; and

WHEREAS, prior to said merger, SFIC sponsored the Equity Restoration Plan of Santa Fe International Corporation, originally effective as of December 31, 1993 (together with any amendments thereafter, the “Legacy SFIC Plan”); and

WHEREAS, as a result of the aforesaid merger and in accordance with the Merger Agreement, the Legacy SFIC Plan was merged into the Plan; and

WHEREAS, the Company desires to merge the trust of the Legacy SFIC Plan into this Trust and further amend this Trust as deemed necessary to reflect the changes as a result of the corporate and plan mergers.

NOW THEREFORE, effective as of January 1, 2004, the parties do hereby amend the Trust as set forth below as follows, but all other sections of the Trust shall remain in full force and effect:

A. The Trust is renamed the GlobalSantaFe Pension Equalization Plan Trust.

B. The following definitions under Article 1 of the Plan are hereby amended as follows:

“1.3 Company: GlobalSantaFe Corporate Services Inc. and its successors.”

“1.9 Plan: The GlobalSantaFe Pension Equalization Plan.”

C. Section 8.3 of the Plan is hereby amended to read in its entirety as follows:

“8.3 Compensation of Trustee: The Trustee shall receive, from the Trust, compensation for its services in implementing the Trust as set forth in Exhibit II hereto.”

D. Section 10.1 (b) of the Plan is hereby deleted in its entirety.

E. Part A of Exhibit II of the Plan is hereby amended to read in its entirety as follows:

“A. Trustee Fees: Fees shall be paid by the Trust in accordance the schedule of fees agreed upon between the Company and the Trustee, a copy of which has been provided to the Company.”

F. The First Amendment to the Plan is hereby amended so that all references to “SEI Trust Company” under the First Amendment shall mean, on and after January 2, 2001, “SEI Private Trust Company, a limited purpose federal savings bank regulated by the Office of Thrift Supervision”.

The Company hereby certifies and warrants that it has complied with the terms of this Trust and the trust of the Equity Restoration Plan of Santa Fe International Corporation prior to or upon effecting the changes in this Second Amendment.

IN WITNESS WHEREOF, the Company and the Trustee, by their duly authorized officers, have executed this instrument in multiple counterparts, each of which shall have the same force and effect of an original, but all of which shall together constitute one and the same instrument, on the March 16, 2004, but effective as of the day and year first stated above.

GlobalSantaFe Corporate Services Inc.

By:	/s/ Charles M. Striedel
Title:	Charles M. Striedel, President
Date:	March 16, 2004

SEI Private Trust Company

By:	/s/ RG Muse
Title:	Vice President
Date:	March 18, 2004

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